=============================================================================

               SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K

                         Current Report


                           June 6, 2000
       (Date of Report - Date of Earliest Event Reported)

                            33-02035-A
                     (Commission File Number)


                   CORRECTIONS SERVICES, INC.

       Florida                                     59-2508470
(State or other jurisdiction of                  (IRS Employer
 incorporation or organization)               Identification No.)

                 3040 East Commercial Boulevard
                Fort Lauderdale, Florida  33308
            (Address of Principal Executive Offices)


                         (954) 772-2297
                (Registrant's Telephone Number)


                             None
      (Former Name, Former Address and Former Fiscal Year,
                 if changed since last report)

=============================================================================

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

     For a significant period of time at this point the Company has been seeking an acceptable opportunity for an acquisition or merger or other form of combination which could render the Company once again an enterprise with operating or potential operating activities. Its efforts in that regard have been unsuccessful. With the recent collapse of the proposed acquisition of Truck Farm, Inc., the Company's management determined to seek to recruit substantial assistance coupled with an ownership interest to revitalize those efforts with hopefully a greater prospect for success. Following several weeks of discussions, the Company reached agreement with RAM Capital Management and its principal, Mr. Steven Oshinsky, to render significant management consultation to the Company, to acquire a substantial ownership interest in the Company's Common Stock and to potentially assume a vacant seat on the Company's Board of Directors. RAM Capital Management has purchased five million shares of the Company's authorized previously unissued
Common Stock for the sum of three hundred thousand ($300,000) dollars, or $.06 per share and has agreed to immediate engagement as the Company's management consultant.

     In recruiting RAM Capital Management and its principal, Steven Oshinsky, coupled with the significant ownership interest afforded to his company, the Company is, in the process, making a major commitment to reversing its on-going inability to locate, identify and conclude one or more acquisitions or a suitable merger. While there can of course be no certainty that the renewed, revitalized efforts will ultimately be successful, the Company is convinced that a major commitment such as the recruitment of RAM Capital as described in this Current Report is essential to its prospects.

     With the new issuance of the stock purchased by RAM Capital Management, as an aspect of its engagement by the Company, the Company now has 15 Million shares of its Common Stock issued and outstanding of its authorized total of 25 Million shares. Upon purchase of its restricted Common Stock RAM Capital Management controls thirty three (33%) of the Company's issued and outstanding capital stock.

     RAM Capital Management informs the Company that it is a privately held venture capital and advisory firm focused on undervalued growth companies and providing private financing, sales and marketing assistance and formation of strategic alliances. Its most recent projects include private capital financing of DCH Technology, Inc. and formation of a strategic sales and marketing alliance between DCH and Xybernaut Corp. In the customary course of its projects, RAM frequently acquires a substantial stake in the client enterprise, seeking itself to gain directly from the results of its consultation and advice without burdening the client enterprise with substantial fees expense in the process.

     RAM Capital Management was formed by its principal, Steven Oshinsky.
Its operations are for the most part carried out by Mr. Oshinsky as the firm's General Manager.

     Mr. Oshinsky entered the financial services business in 1985 in New York as a financial futures broker focusing primarily on foreign currency, U.S. treasuries and the S&P 500. In 1993 he joined the investment banking firm of Barber and Bronson in Fort Lauderdale, Florida. In 1997 Mr. Oshinsky joined Thomas Green Securities, Inc. Shortly thereafter he founded RAM Capital Management to provide equity financing to small public companies. Mr. Oshinsky has been an Ambassador for the American Committee of the Weizmann Institute of Science since 1995, assisting the Committee with its fund raising activities.

                                SIGNATURES
                                ----------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CORRECTIONS SERVICES, INC.



Dated: June 7, 2000                BY:/S/ Norman H. Becker
                                      ---------------------------
                                      Norman H. Becker, President